Exhibit 3.2

                  BY-LAWS OF THE NASDAQ STOCK MARKET, INC.

                                 ARTICLE I

                                DEFINITIONS

         When used in these By-Laws, unless the context otherwise requires, the term:

         (a) "Act" means the Securities Exchange Act of 1934, as amended;

         (b) "Board" means the Board of Directors of Nasdaq;

         (c) "broker" shall have the same meaning as in Section 3(a)(4) of the Act;

         (d) "Commission" means the Securities and Exchange Commission;

         (e) "day" means calendar day;

         (f) "dealer" shall have the same meaning as in Section 3(a)(5) of the Act;

         (g) "Delaware law" means the General Corporation Law of the State of Delaware;

         (h) "Delegation Plan" means the "Plan of Allocation and Delegation of Functions by NASD to Subsidiaries" as approved by the Commission, and as amended from time to time;

         (i) "Director" means a member of the Board;

         (j) "Industry Director" or "Industry member" means a Director (excluding any two officers of Nasdaq, selected at the sole discretion of the Board, amongst those officers who may be serving as Directors (the "Staff Directors") or Nasdaq Listing and Hearing Review Council or committee member who (1) is or has served in the prior three years as an officer, director, or employee of a broker or dealer, excluding an outside director or a director not engaged in the day-to-day management of a broker or dealer; (2) is an officer, director (excluding an outside director), or employee of an entity that owns more than ten percent of the equity of a broker or dealer, and the broker or dealer accounts for more than five percent of the gross revenues received by the consolidated entity; (3) owns more than five percent of the equity securities of any broker or dealer, whose investments in brokers or dealers exceed ten percent of his or her net worth, or whose ownership interest otherwise permits him or her to be engaged in the day-to-day management of a broker or dealer; (4) provides professional services to brokers or dealers, and such services constitute 20 percent or more of the professional revenues received by the Director or member or 20 percent or more of the gross revenues received by the Director's or member's firm or partnership; (5) provides professional services to a director, officer, or employee of a broker, dealer, or corporation that owns 50 percent or more of the voting stock of a broker or dealer, and such services relate to the director's, officer's, or employee's professional capacity and constitute 20 percent or more of the professional revenues received by the Director or member or 20 percent or more of the gross revenues received by the Director's or member's firm or partnership; or (6) has a consulting or employment relationship with or provides professional services to the NASD, NASD Regulation, Nasdaq, or Amex (and any predecessor) or has had any such relationship or provided any such services at any time within the prior three years;

         (k) "NASD" means the National Association of Securities Dealers,
Inc.;

         (l) "Nasdaq" means The Nasdaq Stock Market, Inc.;

         (m) "Nasdaq Listing and Hearing Review Council" means a body appointed by the Board pursuant to Article V of these By-Laws;

         (n) "NASD Board" means the NASD Board of Governors;

         (o) "NASD Regulation" means NASD Regulation, Inc.;

         (p) "Nominating Committee" means the Nominating Committee appointed pursuant to these By-Laws;

         (q) "Non-Industry Director" or "Non-Industry member" means a Director (excluding the Staff Directors) or Nasdaq Listing and Hearing Review Council or committee member who is (1) a Public Director or Public member; (2) an officer or employee of an issuer of securities listed on Nasdaq, or traded in the over-the-counter market; or (3) any other individual who would not be an Industry Director or Industry member;

         (r) "person associated with a member" or "associated person of a member" means: (1) a natural person who is registered or has applied for registration under the Rules of the Association; or (2) a sole proprietor, partner, officer, director, or branch manager of a member, or other natural person occupying a similar status or performing similar functions, or a natural person engaged in the investment banking or securities business who is directly or indirectly controlling or controlled by a member, whether or not any such person is registered or exempt from registration with the NASD under these By-Laws or the Rules of the Association; and (3) for purposes of Rule 8210, any other person listed in Schedule A of Form BD of a member.

         (s) "Public Director" or "Public member" means a Director or Nasdaq Listing and Hearing Review Council or committee member who has no material business relationship with a broker or dealer or the NASD, NASD Regulation, or Nasdaq;

         (t) "Rules of the Association" or "Rules" means the numbered rules set forth in the NASD Manual beginning with the Rule 0100 Series, as adopted by the NASD Board pursuant to the NASD By-Laws, as hereafter amended or supplemented;

         (u) "Amex" means American Stock Exchange LLC.


                            ARTICLE II OFFICES

                                  Location

         Sec. 2.1 The address of the registered office of Nasdaq in the State of Delaware and the name of the registered agent at such address shall be: The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801. Nasdaq also may have offices at such other places both within and without the State of Delaware as the Board may from time to time designate or the business of Nasdaq may require.

                             Change of Location

         Sec. 2.2 In the manner permitted by law, the Board or the registered agent may change the address of Nasdaq's registered office in the State of Delaware and the Board may make, revoke, or change the designation of the registered agent.

                                ARTICLE III

                          MEETINGS OF STOCKHOLDERS

                      Annual Meetings of Stockholders

         Sec. 3.1 (a) Nominations of persons for election to the Board and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (i) pursuant to Nasdaq's notice of meeting (or any supplement thereto), (ii) by or at the direction of the Board or the Nominating Committee or (iii) by any stockholder of Nasdaq who was a stockholder of record of Nasdaq at the time the notice provided for in this Section 3.1 is delivered to the Secretary of Nasdaq, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 3.1.

         (b) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to Section 3.1(a)(iii), the stockholder must have given timely notice thereof in writing to the Secretary of Nasdaq and any such proposed business other than the nominations of persons for election to the Board must constitute a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of Nasdaq not later than the close of business on the ninetieth day nor earlier than the close of business on the one hundred twentieth day prior to the first anniversary of the preceding year's annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty days before or more than seventy days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth day prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by Nasdaq). For purposes of the first annual meeting of stockholders of Nasdaq held after 2000, the first anniversary of the 2000 annual meeting of stockholders shall be deemed to be May 15, 2001. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth: (i) as to each person whom the stockholder proposes to nominate for election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Act and Rule 14a-11 thereunder (and such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the By-Laws of Nasdaq, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) the name and address of such stockholder, as they appear on Nasdaq's books, and of such beneficial owner, (B) the class and number of shares of capital stock of Nasdaq which are owned beneficially and of record by such stockholder and such beneficial owner, (C) a representation that the stockholder is a holder of record of stock of Nasdaq entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (D) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of Nasdaq's outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (2) otherwise to solicit proxies from stockholders in support of such proposal or nomination. Nasdaq may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of Nasdaq.

         (c) Notwithstanding anything in the second sentence of Section 3.1(b) to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting is increased and there is no public announcement by Nasdaq naming the nominees for the additional directorships at least one hundred days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 3.1 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of Nasdaq not later than the close of business on the tenth day following the day on which such public announcement is first made by Nasdaq.

                      Special Meetings of Stockholders

         Sec. 3.2 Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to Nasdaq's notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to Nasdaq's notice of meeting (a) by or at the direction of the Board or the Nominating Committee or (b) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of Nasdaq who is a stockholder of record at the time the notice provided for in this Section 3.2 is delivered to the Secretary of Nasdaq, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this
Section 3.2. In the event Nasdaq calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder entitled to vote in such election may nominate a person or persons (as the case may be) for election to such position(s) as specified in Nasdaq's notice of meeting, if the stockholder's notice required by
Section 3.1(b) shall be delivered to the Secretary at the principal executive offices of Nasdaq not earlier than the close of business on the one hundred twentieth day prior to such special meeting and not later than the close of business on the later of the ninetieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.

                                  General

         Sec. 3.3 (a) Only such persons who are nominated in accordance with the procedures set forth in this Article III shall be eligible to be elected at an annual or special meeting of stockholders of Nasdaq to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Article III. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty
(i) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Article III (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder's nominee or proposal in compliance with such stockholder's representation as required by Section 3.1(b)(iii)(D)) and
(ii) if any proposed nomination or business was not made or proposed in compliance with this Article III, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Article III, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of Nasdaq to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by Nasdaq.

         (b) For purposes of this Article III, "public announcement" shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by Nasdaq with the Commission pursuant to Section 13, 14, or 15(d) of the Act.

         (c) Notwithstanding the foregoing provisions of this Article III, a stockholder shall also comply with all applicable requirements of the Act and the rules and regulations thereunder with respect to the matters set forth in this Article III. Nothing in Article III shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in Nasdaq's proxy statement pursuant to Rule 14a-8 under the Act or (ii) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Restated Certificate of Incorporation.

                            Conduct of Meetings

         Sec. 3.4 The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the person presiding over any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the presiding officer of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders of record of Nasdaq, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

                                 ARTICLE IV

                             BOARD OF DIRECTORS

                               General Powers

         Sec. 4.1 The property, business, and affairs of Nasdaq shall be managed by or under the direction of the Board. The Board may exercise all such powers of Nasdaq and have the authority to perform all such lawful acts as are permitted by law, the Restated Certificate of Incorporation, these By-Laws, or the Delegation Plan for the organization, development, and operation of electronic data processing and communications facilities, including computer hardware and software, for the purposes of: (a) supporting the operation, regulation, and surveillance of The Nasdaq Stock Market and other organized securities markets established for trading equity securities, debt securities, derivative instruments, or other financial products that may be developed; (b) supporting the efficient clearance and settlement of securities transactions; (c) supporting various elements of the national market system pursuant to Section 11A of the Act and the rules thereunder; (d) assisting the NASD in fulfilling its self-regulatory responsibilities as set forth in Section 15A of the Act; and (e) supporting such other initiatives as the Board may deem appropriate. To the fullest extent permitted by applicable law, the Restated Certificate of Incorporation, and these By-Laws, the Board may delegate any of its powers to a committee appointed pursuant to Section
4.13 or to Nasdaq staff in a manner not inconsistent with the Delegation
Plan.

                            Number of Directors

         Sec. 4.2 The exact number of members of the Board shall be determined by resolution adopted by the Board from time to time. Any new Director position created as a result of an increase in the size of the Board shall be filled in accordance with the Restated Certificate of Incorporation.

                               Qualifications

         Sec. 4.3 Directors need not be stockholders of Nasdaq. The number of Non-Industry Directors, including at least one Public Director and at least one issuer representative, shall equal or exceed the number of Industry Directors, unless the Board consists of ten or more Directors. In such case at least two Directors shall be issuer representatives.

                                  Election

         Sec. 4.4 Except as otherwise provided by law, these By-Laws, or the Delegation Plan, after the first meeting of Nasdaq at which Directors are elected, a class of Directors of Nasdaq shall be elected each year at the annual meeting of the stockholders, or at a special meeting called for such purpose in lieu of the annual meeting. If the annual election of Directors is not held on the date designated therefor, the Directors shall cause such election to be held as soon thereafter as convenient.

                                Resignation

         Sec. 4.5 Any Director may resign at any time either upon notice of resignation to the Chair of the Board, the Chief Executive Officer, the President, or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time is not specified, upon receipt thereof, and the acceptance of such resignation, unless required by the terms thereof, shall not be necessary to make such resignation effective.

                                  Removal

         Sec. 4.6 Any or all of the Directors may be removed from office at any time, but only for cause, by the affirmative vote at least 66 2/3 percent of the total voting power of the outstanding shares of capital stock of Nasdaq entitled to vote generally in the election of directors, voting together as a single class.

                              Disqualification

         Sec. 4.7 The term of office of a Director shall terminate immediately upon a determination by the Board, by a majority vote of the remaining Directors, that: (a) the Director no longer satisfies the classification for which the Director was elected; and (b) the Director's continued service as such would violate the compositional requirements of the Board set forth in Section 4.3. If the term of office of a Director terminates under this Section, and the remaining term of office of such Director at the time of termination is not more than six months, during the period of vacancy the Board shall not be deemed to be in violation of
Section 4.3 by virtue of such vacancy.

                            Filling of Vacancies

         Sec. 4.8 If a Director position becomes vacant, whether because of death, disability, disqualification, removal, or resignation, the Nominating Committee shall nominate, and the Board shall elect by majority vote, a person satisfying the classification (Industry, Non-Industry, or Public Director), if applicable, for the directorship as provided in
Section 4.3 to fill such vacancy, except that if the remaining term of office for the vacant Director position is not more than six months, no replacement shall be required.

                             Quorum and Voting

         Sec. 4.9 (a) At all meetings of the Board, unless otherwise set forth in these By-Laws or required by law, a quorum for the transaction of business shall consist of a majority of the Board. In the absence of a quorum, a majority of the Directors present may adjourn the meeting until a quorum be present.

         (b) Except as provided herein or by applicable law, the vote of a majority of the Directors present a t a meeting at which a quorum is present shall be the act of the Board.

                                 Regulation

         Sec. 4.10 The Board may adopt such rules, regulations, and requirements for the conduct of the business and management of Nasdaq, not inconsistent with law, the Restated Certificate of Incorporation, these By-Laws, the Rules of the Association, or the By-Laws of the NASD, as the Board may deem proper. A Director shall, in the performance of such Director's duties, be fully protected in relying in good faith upon the books of account or reports made to Nasdaq by any of its officers, by an independent certified public accountant, by an appraiser selected with reasonable care by the Board or any committee of the Board or by any agent of Nasdaq, or in relying in good faith upon other records of Nasdaq.

                                  Meetings

         Sec. 4.11 (a) An annual meeting of the Board shall be held for the purpose of organization, election of officers, and transaction of any other business. If such meeting is held promptly after and at the place specified for the annual meeting of the stockholders, no notice of the annual meeting of the Board need be given. Otherwise, such annual meeting shall be held at such time and place as may be specified in a notice given in accordance with Section 4.12.

         (b) Regular meetings of the Board may be held at such time and place, within or without the State of Delaware, as determined from time to time by the Board. After such determination has been made, notice shall be given in accordance with Section 4.12.

         (c) Special meetings of the Board may be called by the Chair of the Board, by the Chief Executive Officer, by the President, or by at least one-third of the Directors then in office. Notice of any special meeting of the Board shall be given to each Director in accordance with Section 4.12.

         (d) Directors or members of any committee appointed by the Board may participate in a meeting of the Board or of such committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting may hear one another, and such participation in a meeting shall constitute presence in person at such meeting for all purposes.

                    Notice of Meetings; Waiver of Notice

         Sec. 4.12 (a) Notice of any meeting of the Board shall be deemed to be duly given to a Director if: (i) mailed to the address last made known in writing to Nasdaq by such Director as the address to which such notices are to be sent, at least seven days before the day on which such meeting is to be held; (ii) sent to the Director at such address by telegraph, telefax, cable, radio, or wireless, not later than the day before the day on which such meeting is to be held; or (iii) delivered to the Director personally or orally, by telephone or otherwise, not later than the day before the day on which such meeting is to be held. Each notice shall state the time and place of the meeting and the purpose(s) thereof.

         (b) Notice of any meeting of the Board need not be given to any Director if waived by that Director in writing or by electronic transmission (or by telegram, telefax, cable, radio, or wireless and subsequently confirmed in writing or by electronic transmission) whether before or after the holding of such meeting, or if such Director is present at such meeting, subject to Article X, Section 10.3(b).

         (c) Any meeting of the Board shall be a legal meeting without any prior notice if all Directors then in office shall be present thereat, except when a Director attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

                                 Committees

         Sec. 4.13 (a) The Board may, by resolution or resolutions adopted by the Board, appoint one or more committees. Except as herein provided, vacancies in membership of any committee shall be filled by the Board. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of any such absent or disqualified member. Members of a committee shall hold office for such period as may be fixed by a resolution adopted by the Board. Any member of a committee may be removed from such committee only by the Board, after appropriate notice.

         (b) The Board may, by resolution or resolutions adopted by a majority of the whole Board, delegate to one or more committees the power and authority to act on behalf of the Board in carrying out the functions and authority delegated to Nasdaq by the NASD under the Delegation Plan. Such delegations shall be in conformance with applicable law, the Restated Certificate of Incorporation, these By-Laws, and the Delegation Plan. Action taken by a committee pursuant to such delegated authority shall be subject to review, ratification, or rejection by the Board. In all other matters, the Board may, by resolution or resolutions adopted by the Board, delegate to one or more committees that consist solely of one or more Directors the power and authority to act on behalf of the Board in the management of the business and affairs of Nasdaq to the extent permitted by law and not inconsistent with the Delegation Plan. A committee, to the extent permitted by law and provided in the resolution or resolutions creating such committee, may authorize the seal of Nasdaq to be affixed to all papers that may require it.

         (c) Except as otherwise provided by applicable law, no committee shall have the power or authority of the Board with regard to: amending the Restated Certificate of Incorporation or the By-Laws of Nasdaq; adopting an agreement of merger or consolidation; recommending to the stockholders the sale, lease, or exchange of all or substantially all Nasdaq's property and assets; or recommending to the stockholders a dissolution of Nasdaq or a revocation of a dissolution. Unless the resolution of the Board expressly so provides, no committee shall have the power or authority to authorize the issuance of stock.

         (d) The Board may appoint an Executive Committee, which shall, to the fullest extent permitted by Delaware Law and other applicable law, have and be permitted to exercise all the powers and authority of the Board in the management of the business and affairs of Nasdaq between meetings of the Board, and which may authorize the seal of Nasdaq to be affixed to all papers that may require it. The number of Non-Industry Directors on the Executive Committee shall equal or exceed the number of Industry Directors on the Executive Committee. The percentage of Public Directors on the Executive Committee shall be at least as great as the percentage of Public Directors on the whole Board. An Executive Committee member shall hold office for a term of one year.

         (e) The Board may appoint a Finance Committee. The Finance Committee shall advise the Board with respect to the oversight of the financial operations and conditions of Nasdaq, including recommendations for Nasdaq's annual operating and capital budgets and proposed changes to the rates and fees charged by Nasdaq. A Finance Committee member shall hold office for a term of one year.

         (f) The Board shall appoint a Management Compensation Committee. The Management Compensation Committee shall consider and recommend compensation policies, programs, and practices for employees of Nasdaq. A majority of Management Compensation Committee members shall be Non-Industry Directors. The Chief Executive Officer shall be an ex-officio, non-voting member of the Management Compensation Committee. A Management Compensation Committee member shall hold office for a term of one year.

         (g) The Board shall appoint an Audit Committee.

             (i) The Audit Committee shall consist of four or five Directors, none of whom shall be officers or employees of Nasdaq. A majority of the Audit Committee members shall be Non-Industry Directors. The Audit
Committee shall include two Public Directors. A Public Director shall serve as Chair of the Committee. An Audit Committee member shall hold office for a term of one year.

             (ii) No member of the Audit Committee shall participate in the consideration or decision of any matter relating to a particular Nasdaq member, company, or individual if such Audit Committee member has a material interest in, or a professional, business, or personal relationship with, that member, company, or individual, or if such participation shall create an appearance of impropriety. An Audit Committee member shall consult with the General Counsel of Nasdaq to determine if recusal is necessary. If a member of the Audit Committee is recused from consideration of a matter, any decision on the matter shall be by a vote of a majority of the remaining members of the Audit Committee.

         (h) The Board may appoint a Nominating Committee. The Nominating Committee shall nominate Directors for each vacant or new Director position on the Board and members for each vacant or new position on the Nasdaq Listing and Hearing Review Council for appointment by the Board.

             (i) The Nominating Committee shall consist of no fewer than six and no more than nine members. The number of Non-Industry members on the Nominating Committee shall equal or exceed the number of Industry members on the Nominating Committee. If the Nominating Committee consists of six members, at least two shall be Public committee members. If the Nominating Committee consists of seven or more members, at least three shall be Public committee members. No officer or employee of Nasdaq shall serve as a member of the Nominating Committee in any voting or non-voting capacity. No more than three of the Nominating Committee members and no more than two of the Industry committee members shall be current members of the Nasdaq Board.

             (ii) A Nominating Committee member may not simultaneously serve on the Nominating Committee and the Board, unless such member is in his or her final year of service on the Board, and following that year, that member may not stand for election to the Board until such time as he or she is no longer a member of the Nominating Committee.

             (iii) Members of the Nominating Committee shall be appointed annually by the Board and may be removed by majority vote of the Board.

             (iv) The Secretary shall collect from each nominee for Director such information as is reasonably necessary to serve as the basis for a determination of the nominee's classification as an Industry, Non-Industry, or Public Director, if applicable, and the Secretary shall certify to the Nominating Committee each nominee's classification, if applicable.
Directors shall update the information submitted under this subsection at least annually and upon request of the Secretary, and shall report immediately to the Secretary any change in such information.

         (i) Each committee may adopt its own rules of procedure and may meet at stated times or on notice as such committee may determine. Each committee shall deep regular minutes of its proceedings and report the same to the Board when required.

         (j) Unless otherwise provided by these By-Laws, a majority of a committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members of such committee present at a meeting at which a quorum is present shall be an act of such committee.

         (k) Upon request of the Secretary of Nasdaq, each prospective committee member who is not a Director shall provide to the Secretary such information as is reasonably necessary to serve as the basis for a determination of the prospective committee member's classification as an Industry, Non-Industry, or Public committee member. The Secretary of Nasdaq shall certify to the Board each prospective committee member's classification. Such committee members shall update the information submitted under this subsection at least annually and upon request of the Secretary of Nasdaq, and shall report immediately to the Secretary any change in such information.

   Conflicts of Interest; Contracts and Transactions Involving Directors

         Sec. 4.14 (a) A Director or a member of the Nasdaq Listing and Hearing Review Council or a committee shall not directly or indirectly participate in any adjudication of the interests of any party if that Director or Nasdaq Listing and Hearing Review Council or committee member has a conflict of interest or bias, or if circumstances otherwise exist where his or her fairness might reasonably be questioned. In any such case, the Director or Nasdaq Listing and Hearing Review Council or committee member shall recuse himself or herself or shall be disqualified.

         (b) No contract or transaction between Nasdaq and one or more of its Directors or officers, or between Nasdaq and any other corporation, partnership, association, or other organization in which one or more of its Directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason if: (i) the material facts pertaining to such Director's or officer's relationship or interest and the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; (ii) the material facts are disclosed or become known to the Board or committee after the contract or transaction is entered into, and the Board or committee in good faith ratifies the contract or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or (iii) the material facts pertaining to the Director's or officer's relationship or interest and the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders.

               Communication of Views Regarding NASD or NASD
                     Regulation Election or Nomination

         Sec. 4.15 Nasdaq, the Board, any committee, the Nasdaq Listing and Hearing Review Council, and Nasdaq staff shall not take any position publicly or with an NASD member or person associated with or employed by a member with respect to any candidate in a contested election or nomination held pursuant to the NASD By-Laws or the NASD Regulation By-Laws. A Director, committee member, or Nasdaq Listing and Hearing Review Council member may communicate his or her views with respect to a candidate if such individual acts solely in his or her individual capacity and disclaims any intention to communicate in any official capacity on behalf of Nasdaq, the Board, the Nasdaq Listing and Hearing Review Council, or any committee. Nasdaq, the Board, the Nasdaq Listing and Hearing Review Council, any committee, and the Nasdaq staff shall not provide any administrative support to any candidate in a contested election or nomination conducted pursuant to the NASD By-Laws or the NASD Regulation By-Laws.

                           Action Without Meeting

         Sec. 4.16 Any action required or permitted to be taken at a meeting of the Board or of a committee may be taken without a meeting if all Directors or all members of such committee, as the case may be, consent thereto in accordance with applicable law.


                                 ARTICLE V

                 NASDAQ LISTING AND HEARING REVIEW COUNCIL

                         Appointment And Authority

         Sec. 5.1 The Board shall appoint a Nasdaq Listing and Hearing Review Council. The Nasdaq Listing and Hearing Review Council may be authorized to act for the Board in a manner consistent with these By-Laws, the Rules of the Association, and the Delegation Plan with respect to listing decisions. The Nasdaq Listing and Hearing Review Council also shall consider and make recommendations to the Board on policy and rule changes relating to issuer listings. The Board may delegate such other powers and duties to the Nasdaq Listing and Hearing Review Council as the Board deems appropriate in a manner not inconsistent with the Delegation Plan.

                    Number of Members and Qualifications

         Sec. 5.2 (a) The Nasdaq Listing and Hearing Review Council shall consist of no fewer than eight and no more than 18 members, of which not more than 50 percent may be engaged in market-making activity or employed by a member whose revenues from market-making activity exceed ten percent of its total revenues. The Nasdaq Listing and Hearing Review Council shall include at least five Non-Industry members.

         (b) As soon as practicable following the appointment of members, the Nasdaq Listing and Hearing Review Council shall elect a Chair from among its members. The Chair shall have such powers and duties as may be determined from time to time by the Nasdaq Listing and Hearing Review Council. The Board, by resolution adopted by a majority of Directors then in office and after notice to the NASD Board, may remove the Chair from such position at any time for refusal, failure, neglect, or inability to discharge the duties of Chair.

                             Nomination Process

         Sec. 5.3 The Secretary of Nasdaq shall collect from each nominee for the office of member of the Nasdaq Listing and Hearing Review Council such information as is reasonably necessary to serve as the basis for a determination of the nominee's qualifications and classification as an Industry or Non-Industry member, and the Secretary shall certify to the Nominating Committee each nominee's qualifications and classification. After appointment to the Nasdaq Listing and Hearing Review Council, each member shall update such information at least annually and upon request of the Secretary, and shall report immediately to the Secretary any change in such information.

                               Term of Office

         Sec. 5.4 (a) Except as otherwise provided in this Article, each Nasdaq Listing and Hearing Review Council member shall hold office for a term of two years or until a successor is duly appointed and qualified, except in the event of earlier termination from office by reason of death, resignation, removal, disqualification, or other reason.

         (b) The Nasdaq Listing and Hearing Review Council shall be divided into two classes. The term of office of those of the first class shall expire in January 1999, and the term of office of those of the second class shall expire one year thereafter. Beginning in January 1999, members shall be appointed for a term of two years to replace those whose terms expire.

         (c) Beginning in 1999, no member may serve more than two consecutive terms, except that if a member is appointed to fill a term of less than one year, such member may serve up to two consecutive terms following the expiration of such member's initial term.

                                Resignation

         Sec. 5.5 A member of the Nasdaq Listing and Hearing Review Council may resign at any time upon written notice to the Board. Any such resignation shall take effect at the time specified therein, or if the time is not specified, upon receipt thereof, and the acceptance of such resignation, unless required by the terms thereof, shall not be necessary to make such resignation effective.

                                  Removal

         Sec. 5.6 Any or all of the members of the Nasdaq Listing and Hearing Review Council may be removed from office at any time for refusal, failure, neglect, or inability to discharge the duties of such office by majority vote of the Board.

                              Disqualification

         Sec. 5.7 Notwithstanding Section 5.4, the term of office of a Nasdaq Listing and Hearing Review Council member shall terminate immediately upon a determination by the Board, by a majority vote, that:
(a) The member no longer satisfies the classification (Industry or Non-Industry) for which the member was elected; and (b) the member's continued service as such would violate the compositional requirements of the Nasdaq Listing and Hearing Review Council set forth in Section 5.2. If the term of office of a Nasdaq Listing and Hearing Review Council member terminates under this Section, and the remaining term of office of such member at the time of termination is not more than six months, during the period of vacancy the Nasdaq Listing and Hearing Review Council shall not be deemed to be in violation of Section 5.2 by virtue of such vacancy.

                            Filling of Vacancies

         Sec. 5.8 If a position on the Nasdaq Listing and Hearing Review Council becomes vacant, whether because of death, disability, disqualification, removal, or resignation, the Nominating Committee shall nominate, and the Board shall appoint a person satisfying the qualifications for the position as provided in Section 5.2(a) to fill such vacancy, except that if the remaining term of office for the vacant position is not more than six months, no replacement shall be required.

                             Quorum and Voting

         Sec. 5.9 At all meetings of the Nasdaq Listing and Hearing Review Council, unless otherwise set forth in these By-Laws, a quorum for the transaction of business shall consist of a majority of the Nasdaq Listing and Hearing Review Council, including one Non-Industry member. In the absence of a quorum, a majority of the members present may adjourn the meeting until a quorum is present.

                                  Meetings

         Sec. 5.10 The members of the Nasdaq Listing and Hearing Review Council may participate in a meeting through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting may hear one another, and such participation in a meeting shall constitute presence in person at such meeting for all purposes.

                                 ARTICLE VI

                                COMPENSATION

           Compensation of Board, Council, and Committee Members

         Sec. 6.1 The Board may provide for reasonable compensation of the Chair of the Board, the Directors, Nasdaq Listing and Hearing Review Council members, and the members of any committee. The Board may also provide for reimbursement of reasonable expenses incurred by such persons in connection with the business of Nasdaq.

                                ARTICLE VII

                      OFFICERS, AGENTS, AND EMPLOYEES

                             Principal Officers

         Sec. 7.1 The principal officers of Nasdaq shall be elected by the Board and shall include a Chair, a Chief Executive Officer, a President, a Secretary, a Treasurer, and such other officers as may be designated by the Board. One person may hold the offices and perform the duties of any two or more of said principal offices, except the offices and duties of President and Vice President or of President and Secretary. None of the principal officers, except the Chair of the Board, need be Directors of Nasdaq.

               Election of Principal Officers; Term of Office

         Sec. 7.2 (a) The principal officers of Nasdaq shall be elected annually by the Board at the annual meeting of the Board convened pursuant to Section 4.11(a). Failure to elect any principal officer annually shall not dissolve Nasdaq.

         (b) If the Board shall fail to fill any principal office at an annual meeting, or if any vacancy in any principal office shall occur, or if any principal office shall be newly created, such principal office may be filled at any regular or special meeting of the Board.

         (c) Each principal officer shall hold office until a successor is duly elected and qualified, or until death, resignation, or removal.

                 Subordinate Officers, Agents, or Employees

         Sec. 7.3 In addition to the principal officers, Nasdaq may have one or more subordinate officers, agents, and employees as the Board may deem necessary, each of whom shall hold office for such period and exercise such authority and perform such duties as the Board, the Chief Executive Officer, the President, or any officer designated by the Board, may from time to time determine. Agents and employees of Nasdaq shall be under the supervision and control of the officers of Nasdaq, unless the Board, by resolution, provides that an agent or employee shall be under the supervision and control of the Board.

                      Delegation of Duties of Officers

         Sec. 7.4 The Board may delegate the duties and powers of any officer of Nasdaq to any other officer or to any Director for a specified period of time and for any reason that the Board may deem sufficient.

                    Resignation and Removal of Officers

         Sec. 7.5 (a) Any officer may resign at any time upon notice of resignation to the Board, the Chief Executive Officer, the President, or the Secretary. Any such resignation shall take effect upon receipt of such notice or at any later time specified therein. The acceptance of a resignation shall not be necessary to make the resignation effective.

         (b) Any officer of Nasdaq may be removed, with or without cause, by resolution adopted by a majority of the Directors then in office at any regular or special meeting of the Board or by a written consent signed by all of the Directors then in office. Such removal shall be without prejudice to the contractual rights of the affected officer, if any, with Nasdaq.

                                    Bond

         Sec. 7.6 Nasdaq may secure the fidelity of any or all of its officers, agents, or employees by bond or otherwise.

                             Chair of the Board

         Sec. 7.7 The Chair of the Board shall preside at all meetings of the Board and stockholders at which the Chair is present. The Chair shall exercise such other powers and perform such other duties as may be assigned to the Chair from time to time by the Board.

                          Chief Executive Officer

         Sec. 7.8 The Chief Executive Officer shall, in the absence of the Chair of the Board, preside at all meetings of the Board and stockholders at which the Chief Executive Officer is present. The Chief Executive Officer shall be the chief executive officer of Nasdaq and shall have general supervision over the business and affairs of Nasdaq. The Chief Executive Officer shall have all powers and duties usually incident to the office of the Chief Executive Officer, except as specifically limited by a resolution of the Board. The Chief Executive Officer shall exercise such other powers and perform such other duties as may be assigned to the Chief Executive Officer from time to time by the Board.

                                 President

         Sec. 7.9 The President shall, in the absence of the Chair of the Board and the Chief Executive Officer, preside at all meetings of the Board and stockholders at which the President is present. The President shall have general supervision over the business and affairs of Nasdaq. The President shall have all powers and duties usually incident to the office of the President, except as specifically limited by a resolution of the Board. The President shall exercise such other powers and perform such other duties as may be assigned to the President from time to time by the Board.

                               Vice President

         Sec. 7.10 The Board shall elect one or more Vice Presidents. In the absence or disability of the President or if the office of President becomes vacant, the Vice Presidents in the order determined by the Board, or if no such determination has been made, in the order of their seniority, shall perform the duties and exercise the powers of the President, subject to the right of the Board at any time to extend or restrict such powers and duties or to assign them to others. Any Vice President may have such additional designations in such Vice President's title as the Board may determine. The Vice Presidents shall generally assist the President in such manner as the President shall direct. Each Vice President shall exercise such other powers and perform such other duties as may be assigned to such Vice President from time to time by the Board, the Chief Executive Officer or the President. The term "Vice President" used in this Section shall include the positions of Executive Vice President, Senior Vice President, and Vice President.

                                 Secretary

         Sec. 7.11 The Secretary shall act as Secretary of all meetings of the stockholders and of the Board at which the Secretary is present, shall record all the proceedings of all such meetings in a book to be kept for that purpose, shall have supervision over the giving and service of notices of Nasdaq, and shall have supervision over the care and custody of the corporate records and the corporate seal of Nasdaq. The Secretary shall be empowered to affix the corporate seal to documents, the execution of which on behalf of Nasdaq under its seal, is duly authorized, and when so affixed, may attest the same. The Secretary shall have all powers and duties usually incident to the office of Secretary, except as specifically limited by a resolution of the Board. The Secretary shall exercise such other powers and perform such other duties as may be assigned to the Secretary from time to time by the Board, the Chief Executive Officer or the President.

                            Assistant Secretary

         Sec. 7.12 In the absence of the Secretary or in the event of the Secretary's inability or refusal to act, any Assistant Secretary, approved by the Board, shall exercise all powers and perform all duties of the Secretary. An Assistant Secretary shall also exercise such other powers and perform such other duties as may be assigned to such Assistant Secretary from time to time by the Board or the Secretary.

                                 Treasurer

         Sec. 7.13 The Treasurer shall have general supervision over the care and custody of the funds and over the receipts and disbursements of Nasdaq and shall cause the funds of Nasdaq to be deposited in the name of Nasdaq in such banks or other depositories as the Board may designate. The Treasurer shall have supervision over the care and safekeeping of the securities of Nasdaq. The Treasurer shall have all powers and duties usually incident to the office of Treasurer except as specifically limited by a resolution of the Board. The Treasurer shall exercise such other powers and perform such other duties as may be assigned to the Treasurer from time to time by the Board, the Chief Executive Officer or the President.

                            Assistant Treasurer

         Sec. 7.14 In the absence of the Treasurer or in the event of the Treasurer's inability or refusal to act, any Assistant Treasurer, approved by the Board, shall exercise all powers and perform all duties of the Treasurer. An Assistant Treasurer shall also exercise such other powers and perform such other duties as may be assigned to such Assistant Treasurer from time to time by the Board or the Treasurer.

                                ARTICLE VIII

                              INDEMNIFICATION

         Indemnification of Directors, Officers, Employees, Agents, Nasdaq Listing and Hearing Review Council and Committee Members

         Sec. 8.1 (a) Nasdaq shall indemnify, and hold harmless, to the fullest extent permitted by Delaware law as it presently exists or may thereafter be amended, any person (and the heirs, executors, and administrators of such person) who, by reason of the fact that he or she is or was a Director, officer, or employee of Nasdaq or a Nasdaq Listing and Hearing Review Council or committee member, or is or was a Director, officer, or employee of Nasdaq who is or was serving at the request of Nasdaq as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, enterprise, or non-profit entity, including service with respect to employee benefit plans, is or was a party, or is threatened to be made a party to:

                   (i) any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative
(other than an action by or in the right of Nasdaq) against expenses (including attorneys' fees and disbursements), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with any such action, suit, or proceeding; or

                  (ii) any threatened, pending, or completed action or suit by or in the right of Nasdaq to procure a judgment in its favor against expenses (including attorneys' fees and disbursements) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit.


         (b) Nasdaq shall advance expenses (including attorneys' fees and disbursements) reasonably and actually incurred in defending any action, suit, or proceeding in advance of its final disposition to persons described in subsection (a); provided, however, that the payment of expenses incurred by such person in advance of the final disposition of the matter shall be conditioned upon receipt of a written undertaking by that person to repay all amounts advanced if it should be ultimately determined that the person is not entitled to be indemnified under this Section or otherwise.

         (c) Nasdaq may, in its discretion, indemnify and hold harmless, to the fullest extent permitted by Delaware law as it presently exists or may thereafter be amended, any person (and the heirs, executors, and administrators of such persons) who, by reason of the fact that he or she is or was an agent of Nasdaq or is or was an agent of Nasdaq who is or was serving at the request of Nasdaq as a director, officer, employee, or agent of another corporation, partnership, trust, enterprise, or non-profit entity, including service with respect to employee benefit plans, was or is a party, or is threatened to be made a party to any action or proceeding described in subsection (a).

         (d) Nasdaq may, in its discretion, pay the expenses (including attorneys' fees and disbursements) reasonably and actually incurred by an agent in defending any action, suit, or proceeding in advance of its final disposition; provided, however, that the payment of expenses incurred by such person in advance of the final disposition of the matter shall be conditioned upon receipt of a written undertaking by that person to repay all amounts advanced if it should be ultimately determined that the person is not entitled to be indemnified under this Section or otherwise.

         (e) Notwithstanding the foregoing or any other provision of these By-Laws, no advance shall be made by Nasdaq to an agent or non-officer employee if a determination is reasonably and promptly made by the Board by a majority vote of those Directors who have not been named parties to the action, even though less than a quorum, or, if there are no such Directors or if such Directors so direct, by independent legal counsel, that, based upon the facts known to the Board or such counsel at the time such determination is made: (1) The person seeking advancement of expenses (i) acted in bad faith, or (ii) did not act in a manner that he or she reasonably believed to be in or not opposed to the best interests of Nasdaq; (2) with respect to any criminal proceeding, such person believed or had reasonable cause to believe that his or her conduct was unlawful; or
(3) such person deliberately breached his or her duty to Nasdaq.

         (f) The indemnification provided by this Section in a specific case shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, Nasdaq Listing and Hearing Review Council or committee member, employee, or agent and shall inure to the benefit of such person's heirs, executors, and administrators.

         (g) Notwithstanding the foregoing, but subject to subsection (j), Nasdaq shall be required to indemnify any person identified in subsection
(a) in connection with a proceeding (or part thereof) initiated by such person only if the initiation of such proceeding (or part thereof) by such person was authorized by the Board.

         (h) Nasdaq's obligation, if any, to indemnify or advance expenses to any person who is or was serving at its request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, enterprise, or non-profit entity shall be reduced by any amount such person may collect as indemnification or advancement from such other corporation, partnership, joint venture, trust, enterprise, or non-profit entity.

         (i) Any repeal or modification of the foregoing provisions of this Section shall not adversely affect any right or protection hereunder of any person respecting any act or omission occurring prior to the time of such repeal or modification.

         (j) If a claim for indemnification or advancement of expenses under this Article is not paid in full within 60 days after a written claim therefor by an indemnified person has been received by Nasdaq, the indemnified person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action, Nasdaq shall have the burden of proving that the indemnified person is not entitled to the requested indemnification or advancement of expenses under Delaware law.

                         Indemnification Insurance

         Sec. 8.2 Nasdaq shall have power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, Nasdaq Listing and Hearing Review Council or committee member, employee, or agent of Nasdaq, or is or was serving at the request of Nasdaq as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, enterprise, or non-profit entity against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not Nasdaq would have the power to indemnify such person against such liability hereunder.

                                 ARTICLE IX

                               CAPITAL STOCK

                                Certificates

         Sec. 9.1 Each stockholder shall be entitled to a certificate or certificates in such form as shall be approved by the Board, certifying the number of shares of capital stock in Nasdaq owned by such stockholder.

                                 Signatures

         Sec. 9.2 (a) Certificates for shares of capital stock of Nasdaq shall be signed in the name of Nasdaq by two officers with one being the Chair of the Board, the Chief Executive Officer, the President, or a Vice President, and the other being the Secretary, the Treasurer, or such other officer that may be authorized by the Board. Such certificates may be sealed with the corporate seal of Nasdaq or a facsimile thereof.

         (b) If any such certificates are countersigned by a transfer agent other than Nasdaq or its employee, or by a registrar other than Nasdaq or its employee, any other signature on the certificate may be a facsimile. In the event that any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall cease to be such officer, transfer agent, or registrar before such certificate is issued, such certificate may be issued by Nasdaq with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.

                                Stock Ledger

         Sec. 9.3 (a) A record of all certificates for capital stock issued by Nasdaq shall be kept by the Secretary or any other officer, employee, or agent designated by the Board. Such record shall show the name and address of the person, firm, or corporation in which certificates for capital stock are registered, the number of shares represented by each such certificate, the date of each such certificate, and in the case of certificates which have been canceled, the date of cancellation thereof.

         (b) Nasdaq shall be entitled to treat the holder of record of shares of capital stock as shown on the stock ledger as the owner thereof and as the person entitled to vote such shares and to receive notice of meetings, and for all other purposes. Nasdaq shall not be bound to recognize any equitable or other claim to or interest in any share of capital stock on the part of any other person, whether or not Nasdaq shall have express or other notice thereof.

                             Transfers of Stock

         Sec. 9.4 (a) The Board may make such rules and regulations as it may deem expedient, not inconsistent with law, the Restated Certificate of Incorporation, or these By-Laws, concerning the issuance, transfer, and registration of certificates for shares of capital stock of Nasdaq. The Board may appoint, or authorize any principal officer to appoint, one or more transfer agents or one or more transfer clerks and one or more registrars and may require all certificates for capital stock to bear the signature or signatures of any of them.

         (b) Transfers of capital stock shall be made on the books of Nasdaq only upon delivery to Nasdaq or its transfer agent of: (i) a written direction of the registered holder named in the certificate or such holder's attorney lawfully constituted in writing; (ii) the certificate for the shares of capital stock being transferred; and (iii) a written assignment of the shares of capital stock evidenced thereby.

                                Cancellation

         Sec. 9.5 Each certificate for capital stock surrendered to Nasdaq for exchange or transfer shall be canceled and no new certificate or certificates shall be issued in exchange for any existing certificate other than pursuant to Section 9.6 until such existing certificate shall have been canceled.

            Lost, Stolen, Destroyed, and Mutilated Certificates

         Sec. 9.6 In the event that any certificate for shares of capital stock of Nasdaq shall be mutilated, Nasdaq shall issue a new certificate in place of such mutilated certificate. In the event that any such certificate shall be lost, stolen, or destroyed, Nasdaq may, in the discretion of the Board or a committee appointed thereby with power so to act, issue a new certificate for capital stock in the place of any such lost, stolen, or destroyed certificate. The applicant for any substituted certificate or certificates shall surrender any mutilated certificate or, in the case of any lost, stolen, or destroyed certificate, furnish satisfactory proof of such loss, theft, or destruction of such certificate and of the ownership thereof. The Board or such committee may, in its discretion, require the owner of a lost or destroyed certificate, or the owner's representatives, to furnish to Nasdaq a bond with an acceptable surety or sureties and in such sum as will be sufficient to indemnify Nasdaq against any claim that may be made against it on account of the lost, stolen, or destroyed certificate or the issuance of such new certificate. A new certificate may be issued without requiring a bond when, in the judgment of the Board, it is proper to do so.

                           Fixing of Record Date

         Sec. 9.7 The Board may fix a record date in accordance with Delaware law.

                                 ARTICLE X

                          MISCELLANEOUS PROVISIONS

                               Corporate Seal

         Sec. 10.1 The seal of Nasdaq shall be circular in form and shall bear, in addition to any other emblem or device approved by the Board, the name of Nasdaq, the year of its incorporation, and the words "Corporate Seal" and "Delaware." The seal may be used by causing it to be affixed or impressed, or a facsimile thereof may be reproduced or otherwise used in such manner as the Board may determine.

                                Fiscal Year

         Sec. 10.2 The fiscal year of Nasdaq shall begin the 1st day of January in each year, or such other month as the Board may determine by resolution.

                              Waiver of Notice

         Sec. 10.3 (a) Whenever notice is required to be given by law, the Restated Certificate of Incorporation, or these By-Laws, a waiver thereof by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, Directors, or members of a committee of Directors need be specified in any waiver of notice.

         (b) Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

                 Execution of Instruments, Contracts, Etc.

         Sec. 10.4 (a) All checks, drafts, bills of exchange, notes, or other obligations or orders for the payment of money shall be signed in the name of Nasdaq by such officer or officers or person or persons as the Board, or a duly authorized committee thereof, may from time to time designate. Except as otherwise provided by law, the Board, any committee given specific authority in the premises by the Board, or any committee given authority to exercise generally the powers of the Board during intervals between meetings of the Board, may authorize any officer, employee, or agent, in the name of and on behalf of Nasdaq, to enter into or execute and deliver deeds, bonds, mortgages, contracts, and other obligations or instruments, and such authority may be general or confined to specific instances.

         (b) All applications, written instruments, and papers required by any department of the United States Government or by any state, county, municipal, or other governmental authority, may be executed in the name of Nasdaq by any principal officer or subordinate officer of Nasdaq, or, to the extent designated for such purpose from time to time by the Board, by an employee or agent of Nasdaq. Such designation may contain the power to substitute, in the discretion of the person named, one or more other persons.


                              Form of Records

         Sec. 10.5 Any records maintained by Nasdaq in the regular course of business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, magnetic tape, computer disk, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time.

                                 ARTICLE XI

                       AMENDMENTS; EMERGENCY BY-LAWS

                              By Stockholders

         Sec. 11.1 These By-Laws may be altered, amended, or repealed, or new By-Laws may be adopted, at any meeting of the stockholders by the affirmative vote of the holders of at least 66 2/3 percent of the voting power of the then outstanding stock entitled to vote, voting together as a single class, provided that, in the case of a special meeting, notice that an amendment is to be considered and acted upon shall be inserted in the notice or waiver of notice of said meeting.

                                By Directors

         Sec. 11.2 To the extent permitted by the Restated Certificate of Incorporation, these By-Laws may be altered, amended, or repealed, or new By-Laws may be adopted, at any regular or special meeting of the Board by a resolution adopted by a vote of a majority of the whole Board.

                             Emergency By-Laws

         Sec. 11.3 The Board may adopt emergency By-Laws subject to repeal or change by action of the stockholders which shall, notwithstanding any different provision of law, the Restated Certificate of Incorporation, or these By-Laws, be operative during any emergency resulting from any nuclear or atomic disaster, an attack on the United States or on a locality in which Nasdaq conducts its business or customarily holds meetings of the Board or the stockholders, any catastrophe, or other emergency condition, as a result of which a quorum of the Board or a committee thereof cannot readily be convened for action. Such emergency By-Laws may make any provision that may be practicable and necessary under the circumstances of the emergency.